EXHIBIT 5.1

[LETTER HEAD OF AMIT BIRK-LAW OFFICE]

November 8, 2013

Magic Software Enterprises Ltd.

Or Yehuda 60218,

Israel

Re: Registration Statement on Form F-3 of Magic Software Enterprises Ltd.

Ladies and Gentlemen:

I have acted as counsel to Magic Software Enterprises Ltd., a company organized under the laws of the State of Israel, (the “Registrant”) in connection with the Registration Statement on Form F-3 (the “Registration Statement”) to be filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of up to $60,000,000n aggregate amount of the following securities of the Registrant: (i) ordinary shares, nominal value NIS 0.1 per share (the “Ordinary Shares”), (ii) warrants to purchase Ordinary Shares and/or debt securities (the “Warrants”) and (iii) debt securities (the “Debt Securities”, and together with the Ordinary Shares and Warrants, the “Securities”).

As counsel to the Registrant in connection with the registering of the Securities pursuant to the Registration Statement, I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purpose of my opinion.

Upon the basis of such examination, I am of the opinion that:

1.      When the issuance of the Ordinary Shares has been duly authorized by appropriate corporate action, and the Ordinary Shares have been duly issued, sold and delivered in accordance with the applicable definitive purchase agreement or other similar agreement approved by, or on behalf of, the Registrant ’s Board of Directors, the Ordinary Shares will be legally issued, fully paid and nonassessable.

2.      When the issuance of the Warrants has been duly authorized by appropriate corporate action, and the Warrants have been duly executed and delivered against payment therefore, pursuant to a warrant agreement or agreements duly authorized, executed and delivered by the Registrant and a warrant agent, the Warrants will be valid and binding obligations of the Registrant, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

a.          When the issuance of the Ordinary Shares issuable upon the exercise of any Warrants has been duly authorized by appropriate corporate action, and the Ordinary Shares have been duly issued, and the Registrant has received any additional consideration which is payable upon the exercise of the Warrants, the Ordinary Shares will be legally issued, fully paid and nonassessable.

b.          When the issuance of the Debt Securities issuable upon the exercise of any Warrants has been duly authorized by appropriate corporate action, and the Debt Securities, have been duly completed, executed, authenticated and delivered in accordance with the indenture to be filed as an exhibit to the Registration Statement (the “Indenture”), and the Registrant has received any additional consideration which is payable upon the exercise of the Warrants, the Debt Securities will be valid and binding obligations of the Registrant, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.          When the issuance of the Debt Securities has been duly authorized by appropriate corporate action and the Debt Securities have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold pursuant to the applicable definitive purchase agreement or similar agreement approved by, or on behalf of, the Board of Directors of the Registrant, the Debt Securities will be valid and binding obligations of the Registrant, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The opinion expressed herein is limited to Israeli law, and I do not express any opinion as to the laws of any other jurisdiction.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to my name under the headings “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus which is a part of the Registration Statement.

Very truly yours,

/s/Amit Birk

Amit Birk